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                                                                       Exhibit 4

                                METALS USA, INC.
                                   401(K) PLAN

                           JANUARY 1, 2000 RESTATEMENT

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                                TABLE OF CONTENTS

                                    PREAMBLE

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                                    ARTICLE I
                                   DEFINITIONS

1.1     PLAN DEFINITIONS........................................................ 2
1.2     INTERPRETATION.......................................................... 8

                                   ARTICLE II
                                     SERVICE

2.1     SPECIAL DEFINITIONS..................................................... 9
2.2     CREDITING OF CONTINUOUS SERVICE......................................... 9
2.3     ELIGIBILITY SERVICE ................................................... 10
2.4     VESTING SERVICE ....................................................... 10
2.5     CREDITING OF SERVICE ON TRANSFER OR AMENDMENT ......................... 10
2.6     CREDITING OF SERVICE TO LEASED EMPLOYEES .............................. 10

                                   ARTICLE III
                                   ELIGIBILITY

3.1     ELIGIBILITY ........................................................... 12
3.2     TRANSFERS OF EMPLOYMENT ............................................... 12
3.3     REEMPLOYMENT .......................................................... 12
3.4     NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES ........................ 12
3.5     EFFECT AND DURATION ................................................... 12

                                   ARTICLE IV
                           TAX-DEFERRED CONTRIBUTIONS

4.1     TAX-DEFERRED CONTRIBUTIONS ............................................ 13
4.2     AMOUNT OF TAX-DEFERRED CONTRIBUTIONS .................................. 13
4.3     AMENDMENTS TO REDUCTION AUTHORIZATION ................................. 13
4.4     SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS .............................. 13
4.5     RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS .............................. 14
4.6     DELIVERY OF TAX-DEFERRED CONTRIBUTIONS ................................ 14
4.7     VESTING OF TAX-DEFERRED CONTRIBUTIONS ................................. 14
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                                    ARTICLE V
                      AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1        PRIOR AFTER-TAX CONTRIBUTIONS ...................................... 15
5.2        ROLLOVER CONTRIBUTIONS ............................................. 15
5.3        VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS ...... 15

                                   ARTICLE VI
                             EMPLOYER CONTRIBUTIONS

6.1     CONTRIBUTION PERIOD ................................................... 16
6.2     PROFIT-SHARING CONTRIBUTIONS .......................................... 16
6.3     ALLOCATION OF PROFIT-SHARING CONTRIBUTIONS ............................ 16
6.4     QUALIFIED NONELECTIVE CONTRIBUTIONS ................................... 16
6.5     ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS ..................... 16
6.6     AMOUNT AND ALLOCATION OF REGULAR MATCHING CONTRIBUTIONS ............... 17
6.7     ADDITIONAL DISCRETIONARY MATCHING CONTRIBUTIONS ....................... 17
6.8     LIMIT ON TAX-DEFERRED CONTRIBUTIONS MATCHED ........................... 17
6.9     QUALIFIED MATCHING CONTRIBUTIONS ...................................... 17
6.10    VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR ....... 17
6.11    PAYMENT OF EMPLOYER CONTRIBUTIONS ..................................... 18
6.12    ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS .................... 18
6.13    EXCEPTIONS TO ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS ...... 18
6.14    VESTING OF EMPLOYER CONTRIBUTIONS ..................................... 18
6.15    ELECTION OF FORMER VESTING SCHEDULE ................................... 19
6.16    FORFEITURES TO REDUCE EMPLOYER CONTRIBUTIONS .......................... 20

                                   ARTICLE VII
                          LIMITATIONS ON CONTRIBUTIONS

7.1     DEFINITIONS ........................................................... 21
7.2     CODE SECTION 402(g) LIMIT ............................................. 25
7.3     DISTRIBUTION OF EXCESS DEFERRALS ...................................... 25
7.4     LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED
        EMPLOYEES ............................................................. 26
7.5     DETERMINATION AND ALLOCATION OF EXCESS TAX-DEFERRED CONTRIBUTIONS
        AMONG HIGHLY COMPENSATED EMPLOYEES .................................... 27
7.6     DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS ..................... 28
7.7     LIMITATION ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES .. 28
7.8     DETERMINATION AND ALLOCATION OF EXCESS MATCHING CONTRIBUTIONS AMONG

        HIGHLY COMPENSATED EMPLOYEES .......................................... 29
7.9     FORFEITURE OR DISTRIBUTION OF EXCESS CONTRIBUTIONS .................... 30
7.10    MULTIPLE USE LIMITATION ............................................... 31
7.11    TREATMENT OF FORFEITED MATCHING CONTRIBUTIONS ......................... 31
7.12    DETERMINATION OF INCOME OR LOSS ....................................... 32
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7.13    CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
        FORFEITURES ........................................................... 32
7.14    APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS
        COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN ............... 33
7.15    SCOPE OF LIMITATIONS .................................................. 33

                                  ARTICLE VIII
                            TRUST FUNDS AND ACCOUNTS

8.1     GENERAL FUND .......................................................... 34
8.2     INVESTMENT FUNDS ...................................................... 34
8.3     LOAN INVESTMENT FUND .................................................. 34
8.4     INCOME ON TRUST ....................................................... 34
8.5     ACCOUNTS .............................................................. 35
8.6     SUB-ACCOUNTS .......................................................... 35

                                   ARTICLE IX
                            LIFE INSURANCE CONTRACTS

9.1     NO LIFE INSURANCE CONTRACTS ........................................... 36

                                    ARTICLE X
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1    FUTURE CONTRIBUTION INVESTMENT ELECTIONS .............................. 37
10.2    DEPOSIT OF CONTRIBUTIONS .............................................. 37
10.3    ELECTION TO TRANSFER BETWEEN FUNDS .................................... 37
10.4    ESOP DIVERSIFICATION REQUIREMENTS ..................................... 38
10.5    404(c) PROTECTION ..................................................... 38

                                   ARTICLE XI
                         CREDITING AND VALUING ACCOUNTS

11.1    CREDITING ACCOUNTS .................................................... 39
11.2    VALUING ACCOUNTS ...................................................... 39
11.3    PLAN VALUATION PROCEDURES ............................................. 39
11.4    FINALITY OF DETERMINATIONS ............................................ 40
11.5    NOTIFICATION .......................................................... 40
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                                   ARTICLE XII
                                      LOANS

12.1    APPLICATION FOR LOAN .................................................. 41
12.2    REDUCTION OF ACCOUNT UPON DISTRIBUTION ................................ 41
12.3    REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION ........................ 42
12.4    ADMINISTRATION OF LOAN INVESTMENT FUND ................................ 43
12.5    DEFAULT ............................................................... 44
12.6    DEEMED DISTRIBUTION UNDER CODE SECTION 72(p) .......................... 44
12.7    TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE
        SECTION 72(p) ......................................................... 44
12.8    SPECIAL RULES APPLICABLE TO LOANS ..................................... 45
12.9    LOANS GRANTED PRIOR TO AMENDMENT ...................................... 45

                                  ARTICLE XIII
                           WITHDRAWALS WHILE EMPLOYED

13.1     NON-HARDSHIP WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS .................. 46
13.3    AGE 59 1/2 WITHDRAWALS ................................................ 46
13.4    OVERALL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS ....................... 47
13.5    HARDSHIP WITHDRAWALS .................................................. 47
13.6    HARDSHIP DETERMINATION ................................................ 47
13.7    SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS ........ 48
13.8    CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS .................... 48
13.9    ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS ................. 49

                                   ARTICLE XIV
                  TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1    TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE ......................... 50
14.2    SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS ............................ 50
14.3    DISPOSITION OF NON-VESTED AMOUNTS ..................................... 50
14.4    TREATMENT OF FORFEITED AMOUNTS ........................................ 51
14.5    RECREDITING OF FORFEITED AMOUNTS ...................................... 51

                                   ARTICLE XV
                                  DISTRIBUTIONS

15.1    DISTRIBUTIONS TO PARTICIPANTS ......................................... 53
15.2    PARTIAL DISTRIBUTIONS TO RETIRED OR TERMINATED PARTICIPANTS ........... 53
15.3    DISTRIBUTIONS TO BENEFICIARIES ........................................ 53
15.4    CASH OUTS AND PARTICIPANT CONSENT ..................................... 54
15.5    REQUIRED COMMENCEMENT OF DISTRIBUTION ................................. 54
15.6    TRANSITION RULES FOR REQUIRED COMMENCEMENT OF DISTRIBUTION ............ 54
15.7    REEMPLOYMENT OF A PARTICIPANT ......................................... 55
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15.8    RESTRICTIONS ON ALIENATION ............................................ 55
15.9    FACILITY OF PAYMENT ................................................... 56
15.10   INABILITY TO LOCATE PAYEE ............................................. 56
15.11   DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS .......... 56

                                   ARTICLE XVI
                                 FORM OF PAYMENT

16.1    DEFINITIONS ........................................................... 57
16.2    NORMAL FORM OF PAYMENT ................................................ 58
16.3    OPTIONAL FORMS OF PAYMENT ............................................. 58
16.4    CHANGE OF ELECTION .................................................... 58
16.5    AUTOMATIC ANNUITY REQUIREMENTS ........................................ 58
16.6    QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS ................. 59
16.7    DIRECT ROLLOVER ....................................................... 59
16.8    NOTICE REGARDING FORMS OF PAYMENT ..................................... 60
16.9    REEMPLOYMENT .......................................................... 61
16.10   DISTRIBUTION IN THE FORM OF EMPLOYER STOCK ............................ 62

                                  ARTICLE XVII
                                  BENEFICIARIES

17.1    DESIGNATION OF BENEFICIARY ............................................ 63
17.2    SPOUSAL CONSENT REQUIREMENTS .......................................... 63

                                  ARTICLE XVIII
                                 ADMINISTRATION

18.1    AUTHORITY OF THE SPONSOR .............................................. 64
18.2    DISCRETIONARY AUTHORITY ............................................... 64
18.3    ACTION OF THE SPONSOR ................................................. 64
18.4    CLAIMS REVIEW PROCEDURE ............................................... 65
18.5    QUALIFIED DOMESTIC RELATIONS ORDERS ................................... 66
18.6    INDEMNIFICATION ....................................................... 66
18.7    ACTIONS BINDING ....................................................... 66

                                   ARTICLE XIX
                            AMENDMENT AND TERMINATION

19.1    AMENDMENT ............................................................. 67
19.2    LIMITATION ON AMENDMENT ............................................... 67
19.3    TERMINATION ........................................................... 67
19.4    REORGANIZATION ........................................................ 68
19.5    WITHDRAWAL OF AN EMPLOYER ............................................. 69
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                                   ARTICLE XX
                           ADOPTION BY OTHER ENTITIES

20.1    ADOPTION BY RELATED COMPANIES ......................................... 70
20.2    EFFECTIVE PLAN PROVISIONS ............................................. 70

                                   ARTICLE XXI
                            MISCELLANEOUS PROVISIONS

21.1    NO COMMITMENT AS TO EMPLOYMENT ........................................ 71
21.2    BENEFITS .............................................................. 71
21.3    NO GUARANTEES ......................................................... 71
21.4    EXPENSES .............................................................. 71
21.5    PRECEDENT ............................................................. 71
21.6    DUTY TO FURNISH INFORMATION ........................................... 71
21.7    MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS ..................... 72
21.8    BACK PAY AWARDS ....................................................... 72
21.9    CONDITION ON EMPLOYER CONTRIBUTIONS ................................... 72
21.10   RETURN OF CONTRIBUTIONS TO AN EMPLOYER ................................ 73
21.11   VALIDITY OF PLAN ...................................................... 73
21.12   TRUST AGREEMENT ....................................................... 73
21.13   PARTIES BOUND ......................................................... 73
21.14   APPLICATION OF CERTAIN PLAN PROVISIONS ................................ 73
21.15   MERGED PLANS .......................................................... 74
21.16   TRANSFERRED FUNDS ..................................................... 74
21.17   VETERANS REEMPLOYMENT RIGHTS .......................................... 74
21.18   DELIVERY OF CASH AMOUNTS .............................................. 74
21.19   WRITTEN COMMUNICATIONS ................................................ 74

                                  ARTICLE XXII
                              TOP-HEAVY PROVISIONS

22.1    DEFINITIONS ........................................................... 75
22.2    APPLICABILITY ......................................................... 77
22.3    MINIMUM EMPLOYER CONTRIBUTION ......................................... 77
22.4    ACCELERATED VESTING ................................................... 78

                                  ARTICLE XXIII
                                 EFFECTIVE DATE

23.1    GUST EFFECTIVE DATES .................................................. 79
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                                    PREAMBLE

The Metals USA, Inc. 401(k) Plan, originally effective as of June 1, 1998, is hereby amended and restated in its entirety. Except as otherwise specifically provided in Article XXIII, this amendment and restatement shall be effective as of January 1, 2000. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant's Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant's Account as if fully set forth in this amendment and restatement.

It is contemplated that a number of plans maintained by the Sponsor and other Predecessor Employers shall be merged into and made a part of the Plan. All assets and liabilities of the merged plans are transferred to and made a part of the Plan. Each Employee who was eligible to participate in one of the merged plans immediately prior to the merger date shall continue to be eligible to participate in the Plan on and after the merger date. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from one of the merged plans (his "transferee Sub-Account") on and after the merger date be less than his vested interest in his account under the merged plan immediately prior to the merger date. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under one the merged plans as of the merger date, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan.

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                                    ARTICLE I
                                   DEFINITIONS

1.1     PLAN DEFINITIONS

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An "ACCOUNT" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An "ADDITIONAL DISCRETIONARY MATCHING CONTRIBUTION" means any Matching Contribution made to the Plan at an Employer's discretion in addition to the Employer's Regular Matching Contribution as provided in Article VI, other than any such contribution characterized by the Employer as a Qualified Matching Contribution.

The "ADMINISTRATOR" means the Sponsor unless the Sponsor designates another person or persons to act as such.

An "AFTER-TAX CONTRIBUTION" means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The "BENEFICIARY" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's "BENEFIT PAYMENT DATE" means (i) if payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

The "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "COMPENSATION" of a Participant for any period means his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer paid to him for such period for services as an Employee, but excluding (i) contributions made by the Participant's Employer to a plan of deferred compensation to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for

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the taxable year in which contributed, (ii) contributions made by the Employer to a simplified employee pension described in Code Section 408(k), (iii) any distributions from a plan of deferred compensation (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant), (iv) amounts received from the exercise of a non-qualified stock option or when restricted stock held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option,
(vi) any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant), and (vii) contributions made by the Employer (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are excludable from the gross income of the Participant).

Notwithstanding the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

A "CONTRIBUTION PERIOD" means the period specified in Article VI for which Employer Contributions shall be made.

"DISABLED" means a Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered Disabled only if the Administrator determines he is Disabled based on a written certificate of a physician acceptable to it.

The "EARLY RETIREMENT DATE" of an employee means the date he attains age 55.

An "ELIGIBLE EMPLOYEE" means any Employee who has met the eligibility requirements of Article III to participate in the Plan.

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The "ELIGIBILITY SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "EMPLOYEE" means any employee of an Employer other than any individual who is a signatory to a contract, letter of agreement, or other document that acknowledges his status as an independent contractor not entitled to benefits under the Plan or who is not otherwise classified by the Employer as a common law employee and with respect to whom the Employer does not withhold income taxes and file Form W-2 (or any replacement Form), with the Internal Revenue Service and does not remit Social Security payments to the Federal government, even if such individual is later reclassified as a common law employee; provided, however, that if any such individuals are reclassified as employees of an Employer and if as a result of such reclassification the Plan would not otherwise meet the minimum coverage requirements of Section 410(b) of the Code in any Plan Year, the group of employees eligible to participate in the Plan shall be expanded to include the minimum number of reclassified employees that is necessary to meet the minimum coverage requirements. The reclassified employees who become eligible to participate under the provisions of the immediately preceding clause shall be those reclassified employees who have completed the greatest number of Hours of Service during the Plan Year. The term "Employee" shall not include any such person who is either (i) covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan or (ii) a nonresident alien who does not receive United States source income.

An "EMPLOYER" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "EMPLOYER CONTRIBUTION" means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An "ENROLLMENT DATE" means the first day of each calendar month.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

"ESOP SUB-ACCOUNT" means that portion of a Participant's Account that is attributable to amounts merged into the Plan from the Jeffreys Steel Company, Inc. Employee Profit Sharing Pension Stock Ownership Plan and Trust or the Pacific Metal Company Amended and Restated Employee Stock Ownership Plan and Trust, if any.

The "GENERAL FUND" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

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A "HIGHLY COMPENSATED EMPLOYEE" means any Employee or former Employee who is a
"highly compensated active employee" or a "highly compensated former employee" as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the "look back year" or (ii) received "compensation" from the Employers and Related Companies during the "look back year" in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)).

A "highly compensated former employee" includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a "highly compensated active employee" for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code
Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(a)     An employee's "compensation" means compensation as defined in Code
        Section 415(c)(3) and regulations issued thereunder.

(b) The "look back year" means the 12-month period immediately preceding the Plan Year.

An "HOUR OF SERVICE" with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An "INVESTMENT FUND" means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A "MATCHING CONTRIBUTION" means any Employer Contribution made to the Plan on account of a Participant's Tax-Deferred Contributions as provided in Article VI, including Regular Matching Contributions and Additional Discretionary Matching Contributions and any such contribution that is designated by an Employer as a Qualified Matching Contribution.

The "NORMAL RETIREMENT DATE" of an employee means the date he attains age 65.

A "PARTICIPANT" means any person who has an Account in the Trust.

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The "PLAN" means the Metals USA, Inc. 401(k) Plan, as from time to time in effect.

A "PLAN YEAR" means the 12-consecutive-month period ending each December 31.

A "PREDECESSOR EMPLOYER" means any company that is a predecessor organization to an Employer under the Code.

A "PROFIT-SHARING CONTRIBUTION" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions and Qualified Nonelective Contributions.

A "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable (i) for the life of a Participant, if the Participant is not married, or (ii) for the life of a Participant with a survivor annuity payable for the life of the Participant's spouse that is equal to at least 50 percent, but not more than 100 percent, of the amount of the annuity payable during the joint lives of the Participant and his spouse, if the Participant is married. No survivor annuity shall be payable to the Participant's spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom the Participant was married on his Benefit Payment Date.

A "QUALIFIED MATCHING CONTRIBUTION" means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions made by Highly Compensated Employees under Article VII.

A "QUALIFIED NONELECTIVE CONTRIBUTION" means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII, other than Qualified Matching Contributions.

A "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means an annuity payable for the life of a Participant's surviving spouse if the Participant dies prior to his Benefit Payment Date.

A "REGULAR MATCHING CONTRIBUTION" means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:

(a)     an Additional Discretionary Matching Contribution.

(b) any Matching Contribution characterized by the Employer as a Qualified Matching Contribution.

A "RELATED COMPANY" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code
Section 414.

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A Participant's "REQUIRED BEGINNING DATE" means the following:

(a) for a Participant who is not a "five percent owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) Settlement Date.

(b) for a Participant who is a "five percent owner", April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a "five percent owner" if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a "five percent owner" hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A "ROLLOVER CONTRIBUTION" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

The "SETTLEMENT DATE" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

A "SINGLE LIFE ANNUITY" means an annuity payable for the life of a Participant.

The "SPONSOR" means Metals USA, Inc., and any successor thereto.

A "SUB-ACCOUNT" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

A "TAX-DEFERRED CONTRIBUTION" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with Article IV.

The "TRUST" means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The "TRUST AGREEMENT" means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The "TRUSTEE" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A "TRUST FUND" means any fund maintained under the Trust by the Trustee.

A "VALUATION DATE" means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

The "VESTING SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2     INTERPRETATION

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                                     SERVICE

2.1     SPECIAL DEFINITIONS

For purposes of this Article, the following terms have the following meanings.

The "CONTINUOUS SERVICE" of an employee means the continuous service credited to him in accordance with the provisions of this Article.

The "EMPLOYMENT COMMENCEMENT DATE" of an employee means the date he first completes an Hour of Service.

A "MATERNITY/PATERNITY ABSENCE" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

The "REEMPLOYMENT COMMENCEMENT DATE" of an employee means the first date following a "severance date" on which he again completes an Hour of Service.

The "SEVERANCE DATE" of an employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a "severance date" if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his "severance date" shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.

2.2     CREDITING OF HOURS OF SERVICE

A person shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or any Related Company. Except as otherwise specifically provided with respect to Predecessor

Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

2.3     CREDITING OF CONTINUOUS SERVICE

A person shall be credited with "continuous service" for the aggregate of the periods of time between his "employment commencement date" or any "reemployment commencement date" and the "severance date" that next follows such "employment commencement date" or "reemployment commencement date"; provided, however, that an employee who has a "reemployment commencement date" within the 12-consecutive-month period following the earlier of the first date of his absence or his "severance date" shall be credited with "continuous service" for the period between his "severance date" and "reemployment commencement date".

2.4     ELIGIBILITY SERVICE

An employee shall be credited with Eligibility Service equal to his "continuous service".

2.5     VESTING SERVICE

An employee shall be credited with Vesting Service equal to his "continuous service". Vesting Service shall be computed to the nearest 1/12th of a year treating each calendar month or portion of a calendar month in which an employee is credited with "continuous service" as 1/12th year of Vesting Service.

2.6     CREDITING OF SERVICE ON TRANSFER OR AMENDMENT

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of Hours of Service and computation periods in accordance with Department of Labor Regulations Section 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility Service and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

2.7     CREDITING OF SERVICE TO LEASED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, a "leased employee" working for an Employer or a Related Company (other than an "excludable leased employee") shall be considered an employee of such Employer or Related Company for purposes of Eligibility and Vesting Service crediting under the Plan, but shall not be eligible to participate in the Plan. Such "leased employee" shall also be considered an employee of such Employer or Related Company for purposes of applying Code Sections 401(a)(3), (4), (7), and
(16), and 408(k), 415, and 416.

A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the "recipient". An "excludable leased employee" means any "leased employee" of the "recipient" who is covered by a money purchase pension plan maintained by the "leasing organization" which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the "leasing organization" (other than employees who perform substantially all of their services for the "leasing organization" or whose compensation from the "leasing organization" in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that "leased employees" do not constitute more than 20 percent of the "recipient's" nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a "leased employee" by the "leasing organization" that are attributable to services performed for the "recipient" shall be treated as provided by the "recipient".

                                   ARTICLE III
                                   ELIGIBILITY

3.1     ELIGIBILITY

Each Employee who was an Eligible Employee immediately prior to January 1, 2000 shall continue to be an Eligible Employee on January 1, 2000. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has completed six months of Eligibility Service.

3.2     TRANSFERS OF EMPLOYMENT

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3     REEMPLOYMENT

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4     NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5     EFFECT AND DURATION

Upon becoming an Eligible Employee, an Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of
Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

                                   ARTICLE IV
                           TAX-DEFERRED CONTRIBUTIONS

4.1     TAX-DEFERRED CONTRIBUTIONS

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf. An Eligible Employee who elects not to have Tax-Deferred Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate may change his election by amending his reduction authorization as prescribed in this Article.

Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the date on which his election is effective.

4.2     AMOUNT OF TAX-DEFERRED CONTRIBUTIONS

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 15 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3     AMENDMENTS TO REDUCTION AUTHORIZATION

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.4     SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe.

Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5     RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

4.6     DELIVERY OF TAX-DEFERRED CONTRIBUTIONS

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7     VESTING OF TAX-DEFERRED CONTRIBUTIONS

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

                                    ARTICLE V
                      AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1     TRANSFERRED AFTER-TAX CONTRIBUTIONS

Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions transferred to the Plan from another qualified plan.

5.2     ROLLOVER CONTRIBUTIONS

An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or
(ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator.

5.3     VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

A Participant's vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

                                   ARTICLE VI
                             EMPLOYER CONTRIBUTIONS

6.1     CONTRIBUTION PERIOD

The Contribution Periods for Employer Contributions shall be as follows:

(a) The Contribution Period for Regular Matching Contributions under the Plan is each month.

(b) The Contribution Period for Additional Discretionary Matching Contributions is each Plan Year.

(c) The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(d) The Contribution Period for Profit-Sharing Contributions under the Plan is each Plan Year.

6.2     PROFIT-SHARING CONTRIBUTIONS

Each Employer may, in its discretion, make a Profit-Sharing Contribution to the Plan for the Contribution Period in an amount determined by the Employer.

6.3     ALLOCATION OF PROFIT-SHARING CONTRIBUTIONS

Any Profit-Sharing Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Profit-Sharing Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

6.4     QUALIFIED NONELECTIVE CONTRIBUTIONS

Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.5     ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS

Any Qualified Nonelective Contribution made for a Contribution Period shall be allocated among the Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be in the ratio which his Compensation from the Employer for the Plan Year bears to the aggregate of such Compensation for all such Eligible Employees.

6.6     AMOUNT AND ALLOCATION OF REGULAR MATCHING CONTRIBUTIONS

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article. The amount of such Regular Matching Contribution shall be equal to 50 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of such Eligible Employee.

6.7     ADDITIONAL DISCRETIONARY MATCHING CONTRIBUTIONS

In addition to its Regular Matching Contribution, each Employer may make an Additional Discretionary Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees who has met the allocation requirements for Additional Discretionary Matching Contributions described in this Article. The amount of any such Additional Discretionary Matching Contribution with respect to similarly situated Eligible Employees, as determined by the Employer in a non-discriminatory manner, shall be equal to a uniform percentage, determined by the Employer, in its discretion, of the Tax-Deferred Contributions made on behalf of each such similarly situated Eligible Employee for the Contribution Period.

6.8     LIMIT ON TAX-DEFERRED CONTRIBUTIONS MATCHED

Notwithstanding any other provision of this Article to the contrary, Tax-Deferred Contributions made to the Plan on behalf of an Eligible Employee for a Contribution Period that exceed six percent of the Eligible Employee's Compensation for the Contribution Period shall be excluded in determining the amount and allocation of Regular Matching Contributions with respect to such Eligible Employee for the Contribution Period.

The exclusions described above shall not apply in determining the amount and allocation of any Additional Discretionary Matching Contribution made by an Employer.

6.9     QUALIFIED MATCHING CONTRIBUTIONS

An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.10    VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.11    PAYMENT OF EMPLOYER CONTRIBUTIONS

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.12    ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Profit-Sharing Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the last day of the Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Additional Discretionary Matching Contributions for such Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

6.13    EXCEPTIONS TO ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to a person who terminates employment during the Contribution Period on or after his Normal or Early Retirement Date or because of death or Disability.

6.14    VESTING OF EMPLOYER CONTRIBUTIONS

A Participant's vested interest in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts shall be at all times 100 percent.

Except as otherwise provided below with respect to a Participant's ESOP Sub-Account attributable to amounts transferred from the Pacific Metal Company Amended and Restated Employee Stock Ownership Plan and Trust, a Participant's vested interest in his Profit-Sharing and Regular and Additional Discretionary Matching Contributions Sub-Accounts and his ESOP Sub-Account that is attributable to amounts transferred from the Jeffreys Steel Company, Inc. Employee Profit Sharing Pension Stock Ownership Plan shall be determined in accordance with the following schedule:

            YEARS OF VESTING SERVICE                             VESTED INTEREST
------------------------------------------------------------------------------------------------
                  Less than 1                                           0%
------------------------------------------------------------------------------------------------
              1, but less than 2                                        25%
------------------------------------------------------------------------------------------------
              2, but less than 3                                        50%
------------------------------------------------------------------------------------------------
              3, but less than 4                                        75%
------------------------------------------------------------------------------------------------
                   4 or more                                           100%
------------------------------------------------------------------------------------------------

A Participant's vested interest in his ESOP Sub-Account attributable to amounts transferred from the Pacific Metal Company Amended and Restated Employee Stock Ownership Plan and Trust shall be determined in accordance with the following schedule:

            YEARS OF VESTING SERVICE                             VESTED INTEREST
------------------------------------------------------------------------------------------------
                  Less than 3                                           0%
------------------------------------------------------------------------------------------------
              3, but less than 4                                        20%
------------------------------------------------------------------------------------------------
              4, but less than 5                                        40%
------------------------------------------------------------------------------------------------
              5, but less than 6                                        60%
------------------------------------------------------------------------------------------------
              6, but less than 7                                        80%
------------------------------------------------------------------------------------------------
                   7 or more                                           100%
------------------------------------------------------------------------------------------------

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, his Early Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Profit-Sharing and Regular and Additional Discretionary Matching Contributions Sub-Accounts shall be 100 percent.

6.15    ELECTION OF FORMER VESTING SCHEDULE

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

6.16    FORFEITURES TO REDUCE EMPLOYER CONTRIBUTIONS

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are applied against Employer Contributions as provided in
Article XIV.

                                   ARTICLE VII
                          LIMITATIONS ON CONTRIBUTIONS

7.1     DEFINITIONS

For purposes of this Article, the following terms have the following meanings:

The "AGGREGATE LIMIT" means the sum of (i) 125 percent of the greater of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average "contribution percentage" or average "deferral percentage", or, if it would result in a larger "aggregate limit", the sum of (iii) 125 percent of the lesser of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average "contribution percentage" or average "deferral percentage". For purposes of determining the "aggregate limit", the "contribution percentages" and "deferral percentages" used shall be for the applicable "testing year".

The "ANNUAL ADDITION" with respect to a Participant for a "limitation year" means the sum of the Tax-Deferred Contributions and Employer Contributions allocated to his Account for the "limitation year" (including any "excess contributions" that are distributed pursuant to this Article), the employer contributions, "employee contributions", and forfeitures allocated to his accounts for the "limitation year" under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the "limitation year".

The "CONTRIBUTION PERCENTAGE" with respect to an "eligible participant" for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his "test compensation" for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Nonelective Contributions made to the Plan on an "eligible participant's" behalf for the Plan Year in computing the numerator of such "eligible participant's" "contribution percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an "eligible participant's" "deferral percentage" may not be included in determining the numerator of his "contribution percentage".

Contributions made on an "eligible participant's" behalf for a Plan Year shall be included in determining his "contribution percentage" for such Plan Year only if the contributions are allocated to the "eligible participant's" Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the "testing year" means the Plan Year preceding the Plan Year for which the limitation on Matching Contributions described in Section 7.7 is being determined, contributions included for purposes of determining the "contribution percentage" for the "testing year" of an "eligible participant" who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined. The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code
Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Effective for Plan Years beginning on or after January 1, 1999, if an Employer elects to change from the current year testing method to the prior year testing method, Tax-Deferred Contributions that were included in computing the numerator of an "eligible participant's" "contribution percentage" under the current year testing method for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective, Qualified Matching Contributions that were included in computing the numerator of an "eligible participant's" "deferral percentage" under the current year testing method for such immediately preceding Plan Year, and Qualified Nonelective Contributions that were included in computing the numerator of an "eligible participant's" "contribution percentage" or "deferral percentage" under the current year testing method for such immediately preceeding Plan Year shall not be included in computing the numerator of a non-Highly Compensated Employee's "contribution percentage" under the prior year testing method for such immediately preceding Plan Year.

The "DEFERRAL PERCENTAGE" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his "test compensation" for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Matching Contributions and/or Qualified Nonelective Contributions made to the Plan on the Eligible Employee's behalf for the Plan Year in computing the numerator of such Eligible Employee's "deferral percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee's "contribution percentage" may not be included in determining the numerator of his "deferral percentage".

Contributions made on an Eligible Employee's behalf for a Plan Year shall be included in determining his "deferral percentage" for such Plan Year only if they meet the following requirements:

(a) Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee's deferral election, have been received by the Eligible Employee during such Plan Year.

(b) The contributions must be allocated to the Eligible Employee's Account as of a date within such Plan Year.

(c) The contributions must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.

For Plan Years in which the "testing year" means the Plan Year preceding the Plan Year for which the limitation on Tax-Deferred Contributions described in
Section 7.4 is being determined, Qualified Matching Contributions and Qualified Nonelective Contributions included for purposes of determining the "deferral percentage" of an Eligible Employee who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined.

The determination of an Eligible Employee's "deferral percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An "ELECTIVE CONTRIBUTION" means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

An "ELIGIBLE PARTICIPANT" means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining "contribution percentages"), or to participate in the allocation of Matching Contributions.

An "EMPLOYEE CONTRIBUTION" means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Company.

An "EXCESS CONTRIBUTION" means any contribution made to the Plan on behalf of a Participant that exceeds one of the limitations described in this Article.

An "EXCESS DEFERRAL" with respect to a Participant means that portion of a Participant's Tax-Deferred Contributions for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

A "LIMITATION YEAR" means the calendar year.

A "MATCHING CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him.

A "QUALIFIED MATCHING CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A "QUALIFIED NONELECTIVE CONTRIBUTION" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

The "TEST COMPENSATION" of an Eligible Employee or "eligible participant" for a Plan Year means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to "test compensation" of an Employee attributable to periods of time when he is an Eligible Employee or "eligible participant". If the "test compensation" of an Eligible Employee or "eligible participant" is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or "eligible participant" by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or "eligible participant" who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

The "TESTING YEAR" means the Plan Year for which the limitations on "deferral percentages" and "contribution percentages" of Highly Compensated Employees are being determined.

For Plan Years prior to the effective date of this amendment and restatement, the limitations on "deferral percentages" and "contribution percentages" of Highly Compensated Employees were determined using the Plan Year immediately preceding the Plan Year for which the limitations were being determined as the "testing year". The prior Plan Year was the "testing year" for the following Plan Year(s): 1999 and 2000.

7.2     CODE SECTION 402(g) LIMIT

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall NOT be taken into account in determining the Eligible Employee's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3     DISTRIBUTION OF EXCESS DEFERRALS

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this

Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4     LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average "deferral percentage" for such Eligible Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year" and that is not more than two percentage points higher than the average "deferral percentage" for all other Eligible Employees for the "testing year", unless the "excess contributions", determined as provided in Section 7.5, are distributed as provided in Section 7.6.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected "deferral percentages" of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

In determining the "deferral percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, "elective contributions", "qualified nonelective contributions", and "qualified matching contributions" (to the extent that "qualified nonelective contributions" and "qualified matching contributions" are taken into account in determining "deferral percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(k) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then "deferral percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "qualified nonelective contributions" and/or "qualified matching contributions" taken into account in determining "deferral percentages" for any Plan Year.

7.5 DETERMINATION AND ALLOCATION OF EXCESS TAX-DEFERRED CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "deferral percentage" of Highly Compensated Employees in order of their "deferral percentages" as follows:

(a)     The highest "deferral percentage(s)" shall be reduced to the greater of
        (1) the maximum "deferral percentage" that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest "deferral percentage".

(b) If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph
        (a), the Administrator shall continue reducing "deferral percentages" of Highly Compensated Employees, continuing with the next highest "deferral percentage", in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section 7.4 is satisfied.

The determination of the amount of "excess contributions" hereunder shall be made after Tax-Deferred Contributions and "excess deferrals" have been distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred and Qualified Matching Contributions (to the extent such contributions are included in determining "deferral percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred and Qualified Matching Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6     DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be distributed from the Highly Compensated Employee's Tax-Deferred Contributions and Qualified Matching Contributions Sub-Accounts in proportion to the Tax-Deferred Contributions and Qualified Matching Contributions included in determining the Highly Compensated Employee's "deferral percentage" for the Plan Year.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7     LIMITATION ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than two percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year", unless the "excess contributions", determined as provided in Section 7.8, are forfeited or distributed as provided in Section 7.9.

In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective contributions" (to the extent that "qualified nonelective contributions" and "elective contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)-7(c), as modified by IRS regulations Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(m) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

7.8 DETERMINATION AND ALLOCATION OF EXCESS MATCHING CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "contribution percentage" of Highly Compensated Employees in order of their "contribution percentages" as follows:

(a) The highest "contribution percentage(s)" shall be reduced to the greater of (1) the maximum "contribution percentage" that satisfies the limitation on Matching Contributions described in Section 7.7 or (2) the next highest "contribution percentage".

(b) If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph
        (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, with the next highest "contribution percentage", in the manner provided in paragraph (a) until the limitation of Matching Contributions described in Section 7.7 is satisfied.

The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching and Tax-Deferred Contributions (to the extent such contributions are included in determining "contribution percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching and Tax-Deferred Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9     FORFEITURE OR DISTRIBUTION OF EXCESS CONTRIBUTIONS

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

(a) Matching Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed or forfeited, as appropriate.

(b) Tax-Deferred Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed.

Excess Matching Contributions shall be distributed only to the extent a Participant has a vested interest in his Matching Contributions Sub-Account and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.10    MULTIPLE USE LIMITATION

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Code Section 401(m) shall apply: the sum of the average "deferral percentage" for Eligible Employees who are Highly Compensated Employees and the average "contribution percentage" for "eligible participants" who are Highly Compensated Employees may not exceed the "aggregate limit". In the event that, after satisfaction of the limitations provided under this Article, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the "deferral percentages" of Eligible Employees who are Highly Compensated Employees to the extent necessary to eliminate the excess, as provided in the preceding Sections. Instead of reducing "deferral percentages", the Administrator may determine to satisfy the multiple use limitation in an alternative manner, consistently applied, that may be permitted by regulations issued under Code Section 401(m).

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.11    TREATMENT OF FORFEITED MATCHING CONTRIBUTIONS

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be treated as a forfeiture under the Plan and applied in accordance with the provisions of Article XIV.

7.12    DETERMINATION OF INCOME OR LOSS

The income or loss attributable to "excess contributions" that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Accounts.

7.13    CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
        FORFEITURES

Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code
Section 415(c)(3) and regulations issued thereunder, for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". If the "annual addition" to the Account of a Participant in any "limitation year" would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

        Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

        Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

        Profit-Sharing Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

        Qualified Nonelective Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the "limitation year".

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the "limitation year" and shall be applied against the Employer's contribution obligation for the next following "limitation year" (and succeeding "limitation years", as necessary). If a suspense account is in existence at any time during a "limitation year", all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute "annual additions" may be made to the Plan. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of "elective contributions" that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.14 APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the "annual addition" for the "limitation year" would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, such excess shall be reduced first by reducing "annual additions" under the Plan as provided in the preceding Section. If the limitation contained in the preceding Section still is not satisfied, such excess shall be reduced as provided in the defined contribution plans other than the Plan.

7.15    SCOPE OF LIMITATIONS

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term "Related Company" shall be adjusted as provided in Code Section 415(h).

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                                  ARTICLE VIII
                            TRUST FUNDS AND ACCOUNTS

8.1     GENERAL FUND

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2     INVESTMENT FUNDS

The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Sponsor may determine to offer one or more Investment Funds that are invested primarily in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in ERISA Section 407(d)(5). In no event may a Participant's Tax-Deferred Contributions made for any Plan Year beginning on or after January 1, 1999 in excess of one percent of the Participant's Compensation for such Plan Year be required to be invested in such equity securities.

8.3     LOAN INVESTMENT FUND

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4     INCOME ON TRUST

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

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8.5     ACCOUNTS

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6     SUB-ACCOUNTS

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

If amounts are transferred into the Plan in connection with a plan merger, they shall be deposited in the Sub-Account that reflects their origin under the merged plan (e.g., amounts attributable to deferrals made under the merged plan pursuant to Section 401(k) of the Code shall be deposited in a Participant's Tax-Deferred Contributions Sub-Account) or, if none, in a separate Sub-Account.

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                                   ARTICLE IX
                            LIFE INSURANCE CONTRACTS

9.1     NO LIFE INSURANCE CONTRACTS

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

                                       36
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                                    ARTICLE X
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1    FUTURE CONTRIBUTION INVESTMENT ELECTIONS

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be implemented effective as of the date or dates prescribed by the Administrator.

10.2    DEPOSIT OF CONTRIBUTIONS

All contributions made on a Participant's behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3    ELECTION TO TRANSFER BETWEEN FUNDS

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify either
(i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant's transfer election may be implemented effective as of the date or dates prescribed by the Administrator.

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10.4    ESOP DIVERSIFICATION REQUIREMENTS

For periods prior to the date that a Participant may transfer amounts held in his ESOP Sub-Account out of the Employer stock Investment Fund without restrictions in accordance with the provisions of Section 10.3, an "eligible Participant" may elect at any time during the 90-day period following the close of each Plan Year during his "election period" to transfer up to 25 percent of his ESOP Sub-Account from the Employer stock Investment Fund to any other Investment Fund; provided, however, that for the last Plan Year of his "election period" such 25 percent shall be increased to 50 percent. The percentage of an "eligible Participant's" ESOP Sub-Account that is eligible for transfer shall be determined taking into account amounts that were previously transferred out of the Employer stock Investment Fund pursuant to the "eligible Participant's" prior election in accordance with this Section. Within 90 days after the close of the 90-day period during which an "eligible Participant" may make a transfer hereunder, transfers out of the Employer stock Investment Fund shall be made in accordance with each "eligible Participant's" election. For purposes of this Section, the following terms have the following meanings:

(a) A Participant's "election period" means the six-Plan Year period beginning with the later of (i) the Plan Year in which the Participant first becomes an "eligible Participant" or (ii) the first Plan Year beginning on or after January 1, 1987.

(b) An "eligible Participant" means any Participant who has attained age 55 and completed at least 10 years of participation under the Plan.

10.5    404(c) PROTECTION

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

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                                   ARTICLE XI
                         CREDITING AND VALUING ACCOUNTS

11.1    CREDITING ACCOUNTS

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2    VALUING ACCOUNTS

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3    PLAN VALUATION PROCEDURES

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a) First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b) Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c) Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4    FINALITY OF DETERMINATIONS

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5    NOTIFICATION

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

                                       40
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                                   ARTICLE XII
                                      LOANS

12.1    APPLICATION FOR LOAN

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account, other than from his ESOP Sub-Accounts. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions and excluding the Participant's ESOP Sub-Accounts. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan, determined excluding the Participant's ESOP Sub-Accounts, shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default. If a Participant's Account is subject to the "automatic annuity" provisions under Article XVI, the Participant's spouse must consent in writing to any loan hereunder. Any spousal consent given pursuant to this Section must be made within the 90-day period ending on the date the Plan acquires a security interest in the Participant's Account, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or a notary public. Such spousal consent shall be binding with respect to the consenting spouse and any subsequent spouse with respect to the loan. A new spousal consent shall be required if the Participant's Account is used for security in any renegotiation, extension, renewal, or other revision of the loan.

12.2    REDUCTION OF ACCOUNT UPON DISTRIBUTION

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under
Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

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12.3    REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this
Article:

(a) The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

        (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

        (ii) 50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c) The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code
        Section 121) of the Participant.

(d) Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (e)), provided that all of the following requirements are met:

        (i) Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

        (ii) Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

        (iii) The period during which payments are suspended does not exceed one year;

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

        (iv) Payments resume in an amount not less than the amount required under the original amortization schedule; and

        (v) The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(e) If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:

        (i)     Payments resume upon completion of such military service;

        (ii) Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

        (iii) Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

        (iv) The loan is repaid in full, including interest accrued during the period of such military service, no later than the last scheduled repayment date under the original amortization schedule extended by the period of such military service.

(f) The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this section.

12.4    ADMINISTRATION OF LOAN INVESTMENT FUND

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

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12.5    DEFAULT

If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.3(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6    DEEMED DISTRIBUTION UNDER CODE SECTION 72(p)

If a Participant's loan is in default as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless either (a) there is a legally enforceable arrangement among the Participant, the Plan, and the Participant's employer that repayment of such loan shall be made by payroll withholding or (b) the loan is secured by such additional collateral consisting of real, personal, or other property satisfactory to the Administrator to provide adequate security for the loan.

12.7    TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE
        SECTION 72(p)

With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section
12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).

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If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

12.8    SPECIAL RULES APPLICABLE TO LOANS

Any loan made hereunder shall be subject to the following rules:

(a) Loans Limited to Eligible Employees: No loans shall be made to an Employee who makes a Rollover Contribution in accordance with Article V, but who is not an Eligible Employee as provided in Article III.

(b) Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(c) Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(d) Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined in Code Section 121) of the Participant shall be no greater than 15 years.

(e) Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

(f) Effect of Termination of Employment: Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(g) Roll Over of Loans Permitted: In accordance with rules prescribed by the Administrator, a Participant may elect to roll over any loan note held pursuant to the provisions of this Article.

12.9    LOANS GRANTED PRIOR TO AMENDMENT

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

                                       45
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                                  ARTICLE XIII
                           WITHDRAWALS WHILE EMPLOYED

13.1    NON-HARDSHIP WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in Article XVI from his After-Tax Contributions Sub-Account.

13.2    NON-HARDSHIP WITHDRAWALS OF ROLLOVER CONTRIBUTIONS

A Participant who is employed by an Employer or a Related Company may elect at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in Article XVI from his Rollover Contributions Sub-Account.

13.3    AGE 59 1/2 WITHDRAWALS

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in Article XVI from his vested interest excluding his ESOP Sub-Accounts that are attributable to assets transferred to the Plan from a money purchase plan in any of the following Sub-Accounts:

(a)     his Tax-Deferred Contributions Sub-Account.

(b)     his Qualified Nonelective Contributions Sub-Account.

(c)     his Qualified Matching Contributions Sub-Account.

(d)     his Profit-Sharing Contributions Sub-Account.

(e)     his Regular Matching Contributions Sub-Account.

(f)     his Additional Discretionary Matching Contributions Sub-Account.

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13.4    OVERALL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c) If a Participant's Account is subject to the "automatic annuity" provisions of Article XVI, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.5    HARDSHIP WITHDRAWALS

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal or, if the Participant's Account is subject to the "automatic annuity" provisions of
Article XVI, a withdrawal through the purchase of a Qualified Joint and Survivor Annuity or a Single Life Annuity as provided in Article XVI from his vested interest in any of the following Sub-Accounts:

(a) his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

13.6    HARDSHIP DETERMINATION

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant; or

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(d)     the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

13.7    SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c) The Participant's Tax-Deferred Contributions and the Participant's "elective contributions" and "employee contributions", as defined in
        Article VII, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least 12 months after his receipt of the withdrawal.

(d) The Participant's Tax-Deferred Contributions and "elective contributions", as defined in Article VII, for his taxable year immediately following the taxable year of the withdrawal shall not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and "elective contributions" for the taxable year of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

13.8    CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c) The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

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(d)     If a Participant's Account is subject to the "automatic annuity"
        provisions of Article XVI, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.9    ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

                                       49
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                                   ARTICLE XIV
                  TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1    TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2    SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS

If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan, his vested interest in his Employer Contributions Sub-Account shall be an amount ("X") determined by the following formula:

        X  = P(AB + D) - D

        For purposes of the formula:

        P  = The Participant's vested interest in his Employer Contributions
             Sub-Account on the date distribution is to be made.

        AB = The balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

        D  = The amount of all prior distributions from the Participant's
             Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant's Account balance shall not be considered distributions hereunder.

14.3    DISPOSITION OF NON-VESTED AMOUNTS

That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a) If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000 resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance remaining in the

                                       50
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        Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of the end of the one-year period beginning on (i) the Participant's Settlement Date, if the Participant has no vested interest in his Separate Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b) If the Participant's vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of the end of the one-year period beginning on the date the Participant receives the single sum payment, provided that such distribution is made because of the Participant's Settlement Date. A distribution is deemed to be made because of a Participant's Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date.

(c) If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the last day of the five-year period beginning on his Settlement Date, provided that the Participant is not reemployed by an Employer or a Related Company prior to that date.

14.4    TREATMENT OF FORFEITED AMOUNTS

Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture, determined as of the last day of the Plan Year in which the forfeiture occurs, shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against the Employer's Employer Contribution obligations for the following Plan Year.

14.5    RECREDITING OF FORFEITED AMOUNTS

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or
(b) of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with an Employer or a Related Company before the end of the five-year period beginning on the date he received, or is deemed to have received, distribution of his Account. Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan

Year, to the extent that it has not yet been allocated among Participants' Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

A former Participant who received an actual distribution and who returns to employment within the time period described above may elect to repay to the Plan the full amount of such distribution that is attributable to Employer Contributions before the end of the five-year period beginning on the date he is reemployed.

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                                   ARTICLE XV
                                  DISTRIBUTIONS

15.1    DISTRIBUTIONS TO PARTICIPANTS

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2    PARTIAL DISTRIBUTIONS TO RETIRED OR TERMINATED PARTICIPANTS

A Participant whose Settlement Date has occurred, but who has not reached his Required Beginning Date may elect to receive partial distribution of any portion of his Account at any time prior to his Required Beginning Date in the form provided in Article XVI.

15.3    DISTRIBUTIONS TO BENEFICIARIES

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or
        (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

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15.4    CASH OUTS AND PARTICIPANT CONSENT

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant's vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent and, if the Participant is married and his Account is subject to the "automatic annuity" provisions of Article XVI, the written consent of his spouse. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the spouse cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant's Account is subject to the "automatic annuity" provisions of
Article XVI, the Participant's vested interest in his Account shall be deemed to exceed $5,000 if the Participant's Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $5,000.

15.5    REQUIRED COMMENCEMENT OF DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

(a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)     his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.6    TRANSITION RULES FOR REQUIRED COMMENCEMENT OF DISTRIBUTION

A Participant who attains age 70 1/2 prior to June 1, 1998 and who is not a five-percent owner may make an election prior to April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 to postpone his Required Beginning Date as defined in Article I.

A Participant, other than a "five percent owner", as defined in Code Section 416(i) and determined in accordance with Code Section 416, who is receiving required distributions under the Plan pursuant to the provisions of Code Section 401(a)(9) as in effect prior to January 1, 1997, and whose Settlement Date has not occurred may elect to discontinue further distribution hereunder. Consent of a Participant's spouse shall not be required for a Participant to elect to discontinue further distribution hereunder.

The following provisions shall apply to a Participant who discontinues further distribution as provided in this Section:

(a) Such Participant may not recommence distribution until otherwise permitted under the terms of the Plan other than this Section.

(b) The recommencement of distribution to such Participant shall constitute a new Benefit Payment Date with respect to such Participant and distribution shall be made to the Participant in accordance with his elections in effect on the new Benefit Payment Date.

Notwithstanding any other provision of this Section, a Participant to whom distribution has been made from the Plan through the purchase of an annuity contract may not elect to discontinue further payments to be made under the terms of such annuity contract.

15.7    REEMPLOYMENT OF A PARTICIPANT

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.8    RESTRICTIONS ON ALIENATION

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgement in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

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

15.9    FACILITY OF PAYMENT

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.10   INABILITY TO LOCATE PAYEE

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.11   DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code
Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

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

                                   ARTICLE XVI
                                 FORM OF PAYMENT

16.1    DEFINITIONS

For purposes of this Article, the following terms have the following meanings:

The "AUTOMATIC ANNUITY FORM" means the form of annuity that will be purchased on behalf of a Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code
Section 417) unless the Participant elects another form of annuity.

A "QUALIFIED ELECTION" means an election that is made during the qualified election period. A "qualified election" of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant's spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant's spouse, if any. A Participant's spouse will be deemed to have given written consent to the Participant's election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent as provided in clause
(i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the spouse's further consent. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

The "QUALIFIED ELECTION PERIOD" with respect to the "automatic annuity form" means the 90 day period ending on a Participant's Benefit Payment Date. The "qualified election period" with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the later of (i) the date his Account becomes subject to the automatic annuity provisions of this Article or (ii) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a "qualified election" designating a Beneficiary other than his spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

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

16.2    NORMAL FORM OF PAYMENT

Subject to the Qualified Preretirement Survivor Annuity requirements described in this Article, unless a Participant, or his Beneficiary, if the Participant has died, elects an optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment.

16.3    OPTIONAL FORMS OF PAYMENT

A Participant, or his Beneficiary, as the case may be, may elect to receive distribution of all or a portion of his Account in one of the following optional forms of payment:

(a) Installment Payments - Distribution shall be made in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Tables V or VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

(b) Annuity Contract - Distribution shall be made through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant, or his Beneficiary, if the Participant has died, shall select, subject to the automatic annuity requirements described in this Article; provided, however, that a Participant's Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

16.4    CHANGE OF ELECTION

Subject to the automatic annuity requirements of this Article, a Participant or Beneficiary who has elected an optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

16.5    AUTOMATIC ANNUITY REQUIREMENTS

If a Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life (or his Account includes assets transferred directly from a plan subject to Code Section 417), distribution shall be made to such Participant through the purchase of an annuity contract that provides for payment in one of the following "automatic annuity forms", unless the Participant elects a different type of annuity.

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(a)     The "automatic annuity form" for a Participant who is married on his
        Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b) The "automatic annuity form" for a Participant who is not married on his Benefit Payment Date is the Single Life Annuity.

A Participant's election of an annuity other than the "automatic annuity form" shall not be effective unless it is a "qualified election"; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity. A Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code Section 417) may only change his election of a form of payment pursuant to a "qualified election"; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

16.6    QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS

If a married Participant who elects to receive distribution through the purchase of an annuity contract that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code Section 417) dies before his Benefit Payment Date, his spouse shall receive distribution of the value of the Participant's vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the Qualified Preretirement Survivor Annuity form. A married Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code Section 417) may only designate a non-spouse Beneficiary to receive distribution of his Account pursuant to a "qualified election".

16.7    DIRECT ROLLOVER

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

Notwithstanding the foregoing, a "qualified distributee" may not elect a direct rollover with respect to an "eligible rollover distribution" if the total value of such distribution is less than $200 or with respect to a portion of an "eligible rollover distribution" if the value of such portion is less than $500. For purposes of this Section, the following terms have the following meanings:

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(a)     An "eligible retirement plan" means an individual retirement account described in Code Section 408(a) an individual retirement annuity described in Code Section 408(b) an annuity plan described in Code
        Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a).

(b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

        (i) any distribution to the extent such distribution is required under Code Section 401(a)(9).

        (ii) the portion of any distribution that consists of the Participant's After-Tax Contributions.

        (iii) any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the "qualified distributee" or the joint lives or life expectancies of the "qualified distributee" and the "qualified distributee's" designated beneficiary, or for a specified period of ten years or more.

        (iv) any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.

(c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.8    NOTICE REGARDING FORMS OF PAYMENT

The Administrator shall provide each Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment available under the Plan, including a written explanation of (i) the terms and conditions of the "automatic annuity form" applicable if the Participant elects to receive distribution through the purchase of an annuity that provides for payment over his life (or if his Account includes assets transferred directly from a plan subject to Code Section 417), (ii) the Participant's right to choose a form of payment other than the "automatic annuity form" or to revoke such choice, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within the 60 day period ending 30 days before the Participant's Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant's Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his

                                       60
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election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his spouse's written consent, if necessary, and, if the Participant has elected distribution through the purchase of an annuity contract that provides for payment over his life (or his Account includes assets transferred directly from a plan subject to Code Section 417),
(iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

In addition, the Administrator shall provide a Participant who has elected distribution through the purchase of an annuity that provides for payment over his life (or whose Account includes assets transferred directly from a plan subject to Code Section 417) with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(b) the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date; or

(c) provided the Participant's Account does NOT include assets transferred directly from a plan subject to Code Section 417, the period beginning 12 calendar months before the date the Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life and ending 12 calendar months after such date;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.

16.9    REEMPLOYMENT

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective. Notwithstanding the foregoing, if a Participant had elected to receive distribution through the purchase of an annuity contract that provides for payment over his life, the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article shall continue to apply to his entire Account.

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16.10   DISTRIBUTION IN THE FORM OF EMPLOYER STOCK

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Employer stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of the fair market value of such Account in the form of Employer stock.

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                                  ARTICLE XVII
                                  BENEFICIARIES

17.1    DESIGNATION OF BENEFICIARY

An unmarried Participant's Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date. A Participant's designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions of Article XVI.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2    SPOUSAL CONSENT REQUIREMENTS

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

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                                  ARTICLE XVIII
                                 ADMINISTRATION

18.1    AUTHORITY OF THE SPONSOR

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among named fiduciaries; and

(b) designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.2    DISCRETIONARY AUTHORITY

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

18.3    ACTION OF THE SPONSOR

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the

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Sponsor's board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4    CLAIMS REVIEW PROCEDURE

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a) the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d) any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

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18.5    QUALIFIED DOMESTIC RELATIONS ORDERS

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.6    INDEMNIFICATION

In addition to whatever rights of indemnification the Trustee or the members of the Sponsor's board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

18.7    ACTIONS BINDING

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

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                                   ARTICLE XIX
                            AMENDMENT AND TERMINATION

19.1    AMENDMENT

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2    LIMITATION ON AMENDMENT

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3    TERMINATION

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a) As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in
        Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, to the extent permitted by ERISA, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b) All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code
        Section 4975(e)(7)), the

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        Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, or a simplified employee pension as defined in Code Section 408(k)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (i), (ii),
        (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4    REORGANIZATION

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (i), (ii), (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

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19.5    WITHDRAWAL OF AN EMPLOYER

An Employer other than the Sponsor may withdraw from the Plan after obtaining the written consent of (i) the board of directors of the Sponsor, in its discretion, or (ii) the employee or employees (or committee thereof), in their discretion, who have been designated by said board pursuant to Section 18.2 hereof, by executing and delivering to the Sponsor or to such employee(s), as applicable, and to the Trustee, a written notice of termination which specifies the effective date on which such Employer's participation in the Plan will terminate (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"). Upon satisfaction of the notification and consent requirements contained in the preceding sentence, the Employer shall cease to be an Employer for all purposes of the Plan. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in
Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

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                                   ARTICLE XX
                           ADOPTION BY OTHER ENTITIES

20.1    ADOPTION BY RELATED COMPANIES

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2    EFFECTIVE PLAN PROVISIONS

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

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                                   ARTICLE XXI
                            MISCELLANEOUS PROVISIONS

21.1    NO COMMITMENT AS TO EMPLOYMENT

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2    BENEFITS

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3    NO GUARANTEES

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4    EXPENSES

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account and that the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

21.5    PRECEDENT

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6    DUTY TO FURNISH INFORMATION

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

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21.7    MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8    BACK PAY AWARDS

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9    CONDITION ON EMPLOYER CONTRIBUTIONS

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

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21.10   RETURN OF CONTRIBUTIONS TO AN EMPLOYER

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)     is made under a mistake of fact, or

(b)     is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11   VALIDITY OF PLAN

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Trustee has its principal place of business or, if the Trustee is an individual or group of individuals, the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12   TRUST AGREEMENT

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13   PARTIES BOUND

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14   APPLICATION OF CERTAIN PLAN PROVISIONS

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the

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Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15   MERGED PLANS

In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, each Employee who was eligible to participate in the "merged plan" immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's "transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16   TRANSFERRED FUNDS

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17   VETERANS REEMPLOYMENT RIGHTS

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18   DELIVERY OF CASH AMOUNTS

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19   WRITTEN COMMUNICATIONS

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

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                                  ARTICLE XXII
                              TOP-HEAVY PROVISIONS

22.1    DEFINITIONS

For purposes of this Article, the following terms shall have the following meanings:

The "COMPENSATION" of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the "compensation" of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the "compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual "compensation" limitation described above shall be adjusted with respect to that Participant by multiplying the annual "compensation" limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is "required" for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on "compensation" for a period of at least 12 months.

The "DETERMINATION DATE" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A "KEY EMPLOYEE" means any Employee or former Employee who is a "key employee" pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

A "NON-KEY EMPLOYEE" means any Employee who is not a "key employee".

A "PERMISSIVE AGGREGATION GROUP" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A "REQUIRED AGGREGATION GROUP" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a "key employee" participates and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant "determination date".

A "SUPER TOP-HEAVY GROUP" with respect to a particular Plan Year means a "required" or "permissive aggregation group" that, as of the "determination date", would qualify as a "top-

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heavy group" under the definition in this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

A "SUPER TOP-HEAVY PLAN" with respect to a particular Plan Year means a plan that, as of the "determination date", would qualify as a "top-heavy plan" under the definition in this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a "super top-heavy group".

A "TOP-HEAVY GROUP" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A "TOP-HEAVY PLAN" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the "determination date", (ii), in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the "determination date", and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top-heavy group". For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the "determination date" shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

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

The "VALUATION DATE" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2    APPLICABILITY

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined. If the Plan is determined to be a "top-heavy plan" and upon a subsequent "determination date" is determined no longer to be a "top-heavy plan", the vesting provisions of
Article VI shall again become applicable as of such subsequent "determination date"; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Code Section 22.5.

22.3    MINIMUM EMPLOYER CONTRIBUTION

If the Plan is determined to be a "top-heavy plan" for a Plan Year, the Employer Contributions, other than Matching Contributions, allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such "non-key employee" shall be three percent of the "compensation" of such "non-key employee". In lieu of the minimum allocation described in the preceding sentence, the Employer Contributions allocated to the Account of each "non-key employee" who is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Company will be no less than five percent of his "compensation". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

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

22.4    ACCELERATED VESTING

If the Plan is determined to be a top-heavy plan, a Participant's vested interest in his ESOP Sub-Account that is attributable to assets transferred from the Pacific Metal Company Amended and Restated Employee Stock Ownership Plan and Trust shall be determined no less rapidly than in accordance with the following vesting schedule:

         YEARS OF VESTING SERVICE                VESTED INTEREST
--------------------------------------------------------------------------
               Less than 2                             0%
--------------------------------------------------------------------------
           2, but less than 3                          20%
--------------------------------------------------------------------------
           3, but less than 4                          40%
--------------------------------------------------------------------------
           4, but less than 5                          60%
--------------------------------------------------------------------------
           5, but less than 6                          80%
--------------------------------------------------------------------------
                6 or more                             100%
--------------------------------------------------------------------------

                                  ARTICLE XXIII
                                 EFFECTIVE DATE

23.1    GUST EFFECTIVE DATES

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) the Uniformed Services Employment and Reemployment Rights Act of 1996 ("USERRA"), (ii) Small Business Job Protection Act of 1996 ("SBJPA"),
(iii) the Tax Reform Act of 1997 ("TRA '97"), (iv) any other change in the Code or ERISA, or (v) regulations, rulings, or other published guidance issued under the Code, ERISA, USERRA, SBJPA, or TRA '97 (collectively the "GUST required changes"), the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, USERRA, SBJPA, or TRA '97), including, but not limited to, the following:

(a) The addition of a new Section to Article XXI entitled "Veterans Reemployment Rights" is effective December 12, 1994.

(b) The following changes are effective for Plan Years beginning after December 31, 1996:

        (i)     elimination of the family aggregation requirements;

        (ii)    changes to the definition of "Highly Compensated Employee" in
                Article I of the Plan;

        (iii) changes to the definition of "leased employee" in Article I or II, as applicable;

        (iv) changes to the 401(k) discrimination test in Article VII of the Plan and changes to the method of correction where the Plan fails to satisfy the test; and

        (v) changes to the 401(m) discrimination test in Article VII of the Plan and changes to the method of correction where the Plan fails to satisfy the test.

(c) Changes in the definition of "Required Beginning Date" in Article I of the Plan and the addition of special provisions in Article XV permitting Participants to whom distribution has commenced under the old rules, but who would not be required to commence under the new rules, to suspend distributions, are effective June 1, 1998.

(d) Changes to the anti-alienation provisions of Article XV to include the exceptions in Code Section 401(a)(13)(C) and (D) are effective for judgments, orders, and decrees issued and settlement agreements entered into on or after August 5, 1997.

(e) The increase in the cashout limit from $3,500 to the limit specified in the Plan is effective June 1, 1998.

(f) Elimination of the look back rule for determining whether the value of a Participant's Account exceeds the cashout limit is effective March 22, 1999.

(g) Exclusion of hardship withdrawals of Tax-Deferred Contributions from the definition of "eligible rollover distribution" is effective May 1, 1999.

(h) Elimination of the combined limit on defined benefit and defined contribution plans under Code Section 415(e) is effective the first day of the first "limitation year" beginning on or after January 1, 2000.

The special effective dates provided above apply the provisions of the Plan retroactively to any plan that merged into the Plan prior to the end of its remedial amendment period for compliance with the GUST required changes, except to the extent the merged plan was separately amended to comply with such GUST required changes.

                                  *   *   *

        EXECUTED AT _______________________________________________,

____________________________, this ___________ day of __________________,

_________.


                              METALS USA, INC.


                              By: _________________________________
                                Title:

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